Exhibit 99.1

FMC Corporation 1735 Market Street Philadelphia, PA 19103

215.299.6000 phone 215.299.5998 fax

News Release For Release: Immediate	www.fmc.com

Media contact: Jim Fitzwater – 215.299.6633

Investor relations contact: Brennen Arndt – 215.299.6266

FMC Corporation Announces First Quarter 2010 Results

•	First quarter 2010 earnings up 10 percent to $1.34 per diluted share before restructuring and other income and charges

– Agricultural Products segment earnings of $92.8 million level with prior-year quarter

– Specialty Chemicals segment earnings of $40.8 million up 7 percent

– Industrial Chemicals segment earnings of $34.5 million up 51 percent

•	Full-year 2010 outlook raised to $4.45 to $4.80 per diluted share before restructuring and other income and charges

PHILADELPHIA, May 3, 2010 – FMC Corporation (NYSE:FMC) today reported net income of $77.4 million, or $1.06 per diluted share, in the first quarter of 2010, versus net income of $69.1 million, or $0.94 per diluted share, in the first quarter of 2009. Net income in the current quarter included restructuring and other income and charges of $21.0 million after-tax, or charges of $0.28 per diluted share, versus restructuring and other income and charges of $20.2 million after-tax, or charges of $0.28 per diluted share, in the prior-year quarter. Excluding these items in both periods, the company earned $1.34 per diluted share in the current quarter, an increase of 10 percent versus $1.22 per diluted share in the prior-year quarter. First quarter revenue of $756.5 million was 10 percent higher than $690.5 million in the prior year.

Pierre Brondeau, FMC president and chief executive officer, said, “The year is off to a good start with our first quarter performance. We realized continued strong sales growth in Agricultural Products and Specialty Chemicals and demand recovery in Industrial Chemicals. Agricultural Products’ sales growth was driven by gains in Latin America, Europe and Asia. Specialty Chemicals’ sales increased as the result of strong commercial performance in BioPolymer and volume growth in lithium. Industrial Chemicals’ sales benefited from volume growth across most businesses.”

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Page 2/ FMC Corporation Announces First Quarter 2010 Results

Revenue in Agricultural Products of $304.6 million increased 17 percent versus the prior-year quarter led by sales gains in Latin America, particularly in Brazil due to improved market conditions in several key crops, including sugarcane and cotton, and growth from new and recently introduced products. Sales in North America declined modestly due to less favorable weather conditions. In Europe, sales increased due primarily to a shift in sales from the second quarter. Sales in Asia improved reflecting growth in several key countries. Segment earnings of $92.8 million were level to a year ago, as sales growth was offset by one-time distribution costs, the absence of the prior-year benefit of lower cost inventory, less favorable mix and increased spending on growth initiatives.

Revenue in Specialty Chemicals was $202.6 million, up 16 percent versus the year-ago quarter driven primarily by volume growth across food, pharmaceutical and lithium businesses. Segment earnings of $40.8 million were 7 percent higher than the year-ago quarter, as sales growth and productivity gains were partially offset by the absence of the prior-year benefit of lower cost inventory.

Revenue in Industrial Chemicals of $250.1 million declined 2 percent from the prior-year quarter as volume gains in soda ash, particularly in export markets, peroxygens and phosphates were more than offset by reduced phosphates, hydrogen peroxide and soda ash export selling prices and lower electricity sales stemming from the sale of a Spanish cogeneration facility in 2009. Segment earnings of $34.5 million were 51 percent higher than the year-ago quarter as a result of the broad-based demand recovery, the absence of higher cost inventory in the prior year and the benefit of a one-time sales contract settlement.

Corporate expense was $12.1 million, versus $11.3 million in the prior-year quarter. Interest expense, net, was $10.0 million, as compared to $7.0 million in the year-ago quarter. On March 31, 2010, gross consolidated debt was $699.9 million, and debt, net of cash, was $613.2 million. For the quarter, depreciation and amortization was $33.9 million and capital expenditures were $31.0 million.

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Page 3/ FMC Corporation Announces First Quarter 2010 Results

Outlook

Regarding the outlook for 2010, Brondeau said, “For the full year 2010, we have raised our outlook for earnings before restructuring and other income and charges to $4.45 to $4.80 per diluted share. We anticipate delivering another year of strong performance and are pleased with the progress of each of our businesses. We expect Agricultural Products to deliver its eighth straight year of record earnings while increasing investment in innovation and continuing to deliver high profit margins. In Specialty Chemicals, we expect BioPolymer to achieve its sixth straight year of record earnings while lithium realizes significant earnings improvement primarily through volume-driven sales growth. In Industrial Chemicals, we expect to record the second highest profit in the past 10 years on the strength of a significant volume rebound from the prior year.

“For the second quarter of 2010, we expect earnings before restructuring and other income and charges of $1.15 to $1.25 per diluted share. In Agricultural Products, we look for earnings to be 15 to 20 percent lower versus the year-ago quarter, driven by a shift in sales in Europe, the absence of the prior-year benefit of lower cost inventory and increased spending on growth initiatives. In Specialty Chemicals, we expect earnings to increase 25 to 30 percent compared to the prior-year quarter, driven by continued strong commercial performance in BioPolymer, significant demand recovery in lithium primaries and higher selling prices in lithium specialties. In Industrial Chemicals, earnings are expected to increase 75 to 85 percent versus the year-ago quarter, as volume growth across the segment and the absence of higher cost inventory in the prior year are only partially offset by reduced selling prices.”

FMC will conduct its first quarter conference call and webcast at 11:00 a.m. ET on Tuesday, May 4, 2010. This event will be available live and as a replay on the web at http://www.fmc.com. Prior to the conference call, the company will also provide supplemental information on the web including its 2010 Outlook Statement, definitions of non-GAAP terms and reconciliations of non-GAAP figures to the nearest available GAAP term.

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FMC Corporation is a diversified chemical company serving agricultural, industrial and consumer markets globally for more than a century with innovative solutions, applications and quality products. The company employs over 4,800 people throughout the world. The company operates its businesses in three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation’s 2009 Form 10-K and other SEC filings. Such information contained herein represents management’s best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

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FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2010	2009

Revenue	$756.5	$690.5

Costs of sales and services	489.5	453.9
Selling, general and administrative expenses	90.9	80.1
Research and development expenses	23.5	20.0
Restructuring and other charges (income)	16.7	22.5

Total costs and expenses	620.6	576.5

Income from operations	135.9	114.0

Equity in (earnings) loss of affiliates	(0.9)	(1.7)
Interest expense, net	10.0	7.0

Income from continuing operations before income taxes	126.8	108.7

Provision (benefit) for income taxes	40.7	33.4

Income from continuing operations	86.1	75.3
Discontinued operations, net of income taxes	(5.7)	(4.4)

Net income	$80.4	$70.9

Less: Net income attributable to noncontrolling interests	3.0	1.8

Net income attributable to FMC stockholders	$77.4	$69.1

Amounts attributable to FMC stockholders:
Income from continuing operations, net of tax	$83.1	$73.5
Discontinued operations, net of tax	(5.7)	(4.4)

Net income	$77.4	$69.1

Basic earnings (loss) per common share attributable to FMC stockholders:

Income from continuing operations	$1.14	$1.01
Discontinued operations	(0.08)	(0.06)

Basic earnings per common share	$1.06	$0.95

Average number of shares used in basic earnings per share computations	72.3	72.3

Diluted earnings (loss) per common share attributable to FMC stockholders:
Income from continuing operations	$1.14	$1.00
Discontinued operations	(0.08)	(0.06)

Diluted earnings per common share	$1.06	$0.94

Average number of shares used in diluted earnings per share computations	73.3	73.4

Other Data:
Capital expenditures	$31.0	$31.0
Depreciation and amortization expense	$33.9	$30.3

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES (NON-GAAP)*

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2010	2009

Revenue	$756.5	$690.5

Costs of sales and services	489.5	452.0
Selling, general and administrative expenses	90.9	80.1
Research and development expenses	23.5	20.0

Total costs and expenses	603.9	552.1

Income from operations	152.6	138.4

Equity in (earnings) loss of affiliates	(0.9)	(1.7)
Interest expense, net	10.0	7.0

Income from continuing operations before income taxes, excluding restructuring and other income and charges	143.5	133.1

Provision for income taxes	42.1	42.0

After-tax income from continuing operations, excluding restructuring and other income and charges	101.4	91.1

Less: Net income attributable to noncontrolling interests	3.0	1.8

After-tax income from continuing operations, excluding restructuring and other income and charges, attributable to FMC stockholders*	$98.4	$89.3

Basic after-tax income from continuing operations per share, excluding restructuring and other income and charges, attributable to FMC stockholders	$1.35	$1.23

Average number of shares used in basic after-tax income per share computations	72.3	72.3

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges, attributable to FMC stockholders	$1.34	$1.22

Average number of shares used in diluted after-tax income per share computations	73.3	73.4

*	The Company believes that the Non-GAAP financial measure “After-tax income from continuing operations, excluding restructuring and other income and charges, attributable to FMC stockholders,” and its presentation on a per share basis, provides useful information about the Company’s operating results to investors and securities analysts. The Company also believes that excluding the effect of restructuring and other income and charges from operating results allows management and investors to compare more easily the financial performance of its underlying businesses from period to period.

Please see the reconciliation of Non-GAAP financial measures to GAAP financial results.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO FMC STOCKHOLDERS (GAAP) TO AFTER-TAX INCOME FROM CONTINUING OPERATIONS,

EXCLUDING RESTRUCTURING AND OTHER INCOME AND CHARGES, ATTRIBUTABLE TO FMC STOCKHOLDERS (NON-GAAP)

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2010	2009

Net income attributable to FMC stockholders (GAAP)	$77.4	$69.1

Discontinued operations, net of income taxes (a)	5.7	4.4

Restructuring and other (income) charges, net (b)	16.7	22.5

Purchase accounting inventory fair value impact and other related inventory adjustments (c)	—	1.9

Tax effect of restructuring and other (income) charges and purchase accounting inventory fair value impact and other related inventory adjustments	(5.0)	(7.7)

Tax adjustments (d)	3.6	(0.9)

After-tax income from continuing operations, excluding restructuring and other income and charges, attributable to FMC stockholders (Non-GAAP)	$98.4	$89.3

Diluted earnings per common share (GAAP)	$1.06	$0.94

Discontinued operations per diluted share	0.08	0.06

Restructuring and other (income) charges, net per diluted share, before tax	0.23	0.31

Purchase accounting inventory fair value impact and other related inventory adjustments per diluted share, before tax	—	0.03

Tax effect of restructuring and other (income) charges and purchase accounting inventory fair value impact and other related inventory adjustments	(0.07)	(0.11)

Tax adjustments per diluted share	0.04	(0.01)

Diluted after-tax income from continuing operations per share, excluding restructuring and other income and charges, attributable to FMC stockholders (Non-GAAP)	$1.34	$1.22

Average number of shares used in diluted after-tax income from continuing operations per share computations	73.3	73.4

(a)	Discontinued operations for the three months ended March 31, 2010 and 2009, respectively, primarily includes provisions for environmental liabilities and legal reserves and expenses related to previously discontinued operations.
(b)	2010

Restructuring and other charges (income) for the three months ended March 31, 2010, include charges related to the closure of our manufacturing operations at our Barcelona, Spain, facility, which is part of our Industrial Chemicals segment ($8.6 million) and the realignment of our Alginates manufacturing operations in our Specialty Chemicals segment ($4.6 million). We also incurred charges associated with continuing environmental sites as a Corporate charge ($2.4 million). Remaining restructuring and other charges (income) for the three months ended March 31, 2010, include severance charges in our Industrial Chemicals segment ($1.0 million) and other miscellaneous net charges of $0.1 million.

2009

Restructuring and other charges (income) for the three months ended March 31, 2009, include charges related to the closure of our manufacturing operations at our Peroxygens facility in Santa Clara, Mexico, which is part of our Industrial Chemicals segment ($6.5 million) and our Bayport butyllithium facility which is part of our Specialty Chemicals segment ($4.1 million). We also incurred charges related to the realignment of our Alginates manufacturing operations in our Specialty Chemicals segment ($2.8 million) and continued charges related to the closure of our Baltimore agricultural chemicals facility ($0.8 million). Additionally, remaining restructuring and other charges (income) for the three months ended March 31, 2009, primarily include severance charges in our Industrial Chemicals segment ($1.5 million), asset abandonment charges in our Agricultural Products segment and Industrial Chemicals segment ($2.5 million and $1.4 million, respectively), charges associated with further rights acquired from a collaboration and license agreement in our Agricultural Products segment ($1.0 million) and charges associated with continuing environmental sites as a Corporate charge ($1.2 million). Remaining restructuring and other charges (income) for the three months ended March 31, 2009, include $0.7 million of other charges primarily related to our Industrial Chemicals segment.

(c)	Charges related to amortization of the inventory fair value step-up resulting from the application of purchase accounting associated with the third quarter 2008 acquisition in our Specialty Chemicals segment and the first quarter 2009 acquisition in our Agricultural Products segment. On the condensed consolidated statements of operations these charges are included in “Costs of sales and services” for the three months ended March 31, 2009.
(d)	Tax adjustments for the three months ended March 31, 2010, are primarily the result of a non-cash charge associated with a change in the tax treatment of the Medicare Part D subsidy which was enacted as part of the recent U.S. health care reform legislation. Tax adjustments for the three months ended March 31, 2009, are primarily related to reductions to our tax liabilities related to prior year tax matters.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

INDUSTRY SEGMENT DATA

(Unaudited, in millions)

	Three Months Ended March 31,
	2010	2009
Revenue

Agricultural Products	$304.6	$261.4
Specialty Chemicals	202.6	174.6
Industrial Chemicals	250.1	256.0
Eliminations	(0.8)	(1.5)

Total	$756.5	$690.5

Income from continuing operations before income taxes

Agricultural Products	$92.8	$92.5
Specialty Chemicals	40.8	38.1
Industrial Chemicals	34.5	22.8
Eliminations	0.2	(0.2)

Segment operating profit	168.3	153.2
Corporate	(12.1)	(11.3)
Other income (expense), net	(5.7)	(3.6)

Operating profit from continuing operations before items noted below:	150.5	138.3

Restructuring and other income (charges), net (a)	(16.7)	(22.5)
Interest expense, net	(10.0)	(7.0)
Purchase accounting inventory fair value impact and other related inventory adjustments (b)	—	(1.9)
Provision for income taxes	(40.7)	(33.4)
Discontinued operations, net of income taxes	(5.7)	(4.4)

Net income attributable to FMC stockholders	$77.4	$69.1

(a)	Amounts for the three months ended March 31, 2010, related to Agricultural Products ($0.1 million), Specialty Chemicals ($3.7 million), Industrial Chemicals ($10.5 million) and Corporate ($2.4 million). Amounts for the three months ended March 31, 2009, related to Agricultural Products ($4.3 million), Specialty Chemicals ($6.7 million), Industrial Chemicals ($10.2 million) and Corporate ($1.3 million).

See Note (b) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.

(b)	See Note (c) to the schedule “Reconciliation of Net Income Attributable to FMC Stockholders (GAAP) to After-Tax Income from Continuing Operations Excluding Restructuring and Other Income and Charges, Attributable to FMC Stockholders (Non-GAAP)” for further details on the components that make up this line item.

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in millions)

	March 31, 2010	December 31, 2009

Cash and cash equivalents	$86.7	$76.6
Trade receivables, net	892.5	749.6
Inventories	345.5	350.5
Other current assets	154.1	138.0
Deferred income taxes	159.1	173.0

Total current assets	1,637.9	1,487.7

Property, plant and equipment, net	937.5	964.5
Goodwill	197.7	209.5
Deferred income taxes	224.6	240.7
Other long-term assets	235.3	233.8

Total assets	$3,233.0	$3,136.2

Short-term debt	$31.7	$33.4
Current portion of long-term debt	58.3	22.5
Accounts payable, trade and other	272.9	290.5
Guarantees of vendor financing	56.6	49.5
Accrued pensions and other post-retirement benefits, current	10.2	9.4
Other current liabilities	304.8	303.9

Total current liabilities	734.5	709.2

Long-term debt	609.9	588.0
Long-term liabilities	701.6	705.9
Equity	1,187.0	1,133.1

Total liabilities and equity	$3,233.0	$3,136.2

FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended March 31,
	2010	2009

Cash provided (required) by operating activities	$(1.4)	$24.8

Cash (required) by operating activities of discontinued operations	(6.3)	(9.6)

Cash provided (required) by investing activities:
Capital expenditures	(31.0)	(31.0)
Other investing activities	0.5	(13.4)

	(30.5)	(44.4)

Cash provided (required) by financing activities:
Net borrowings (repayments) under committed credit facilities	58.9	17.9
Increase (decrease) in short-term debt	(0.2)	20.3
Repayments of long-term debt	(1.1)	—
Proceeds from borrowings of long-term debt	—	11.8
Distributions to noncontrolling interests	(2.6)	(8.4)
Dividends paid	(9.1)	(9.1)
Repurchases of common stock	(1.4)	(1.1)
Issuances of common stock, net	4.2	0.7

	48.7	32.1

Effect of exchange rate changes on cash	(0.4)	(0.4)

Increase (decrease) in cash and cash equivalents	10.1	2.5

Cash and cash equivalents, beginning of year	76.6	52.4

Cash and cash equivalents, end of period	$86.7	$54.9